Exhibit 99.1

Dot Ai Announces Implementation of Previously Approved 1-for-25 Reverse Stock Split

Common Stock Expected to Begin Trading on a Split-Adjusted Basis on June 1, 2026

LAS VEGAS, NEVADA - May 28, 2026 - CID HoldCo, Inc. (“Dot Ai” or the “Company”) (Nasdaq: DAIC), today announced that it will implement a one-for-twenty-five reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Reverse Stock Split”), as previously approved at the annual meeting of stockholders held on May 12, 2026.

The Reverse Stock Split will become effective at 4:01 p.m. Eastern Time on May 29, 2026 (the “Effective Date”) and shares of the Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Stock Market LLC under the same symbol (DAIC) when the markets open on June 1, 2026, with the new CUSIP number of 171756208. As previously disclosed, the Company’s stockholders approved, at the annual meeting of stockholders held on May 12, 2026, a proposal authorizing an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio within the range of not less than one-for-ten and not more than one-for-twenty-five, as set by the Board of Directors.

On the Effective Date, every twenty-five issued and outstanding shares of common stock will be automatically combined and converted into one share, reducing the number of shares of the Company’s outstanding common stock from approximately 30.26 million shares to approximately 1.21 million shares. Fractional shares will not be issued. Instead, stockholders will receive cash in lieu of any fractional shares that would have been created by the Reverse Stock Split. The Reverse Stock Split is not expected to affect any stockholder’s ownership percentage of the Company’s common stock, except to the extent that it would result in any stockholder owning a fractional share.

Continental Stock Transfer and Trust will act as the paying agent for the Reverse Stock Split and will provide stockholders with a transaction statement that reflects their post-split shareholdings. Stockholders owning shares via a broker, bank, trust or other similar organization will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such organization’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Dot Ai

Dot Ai (Nasdaq: DAIC) is an IoT and AI-based SaaS company at the forefront of Asset Intelligence technology for smart supply chain operations. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, and seamless cloud integrations, Dot Ai offers real-time asset visibility and predictive analytics that integrate with existing infrastructure. The Company serves multiple industries including aviation, construction, delivery, military, mining, retail, sea ports, medical logistics, warehousing and manufacturing. For more information, please visit daic.ai.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding anticipated production capacity increases, facility expansion plans, expected order fulfillment, and future business growth. All forward-looking statements are based on Dot Ai’s current expectations and beliefs concerning future developments and their potential effects on the company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill

MZ Group - MZ North America

(262) 247-6461

DAIC@mzgroup.us

www.mzgroup.us